Exhibit 10.7

GUARANTY

LANDLORD:	Bel Marlborough I LLC, its successors and assigns

TENANT:	CYTYC Corporation, its successors and assigns

PREMISES:	250 Campus Drive, Marlborough, MA

DATE OF LEASE:	December 31, 2003

GUARANTOR:	Hologic, Inc., its successors and assigns

GUARANTOR’S ADDRESS:	35 Crosby Drive Bedford, MA 01730

FOR VALUE RECEIVED, and in further consideration of the execution and delivery at the request of the undersigned Guarantor (listed above) of the Consent to assignment of lease of even date herewith by and between Landlord and Tenant (the “Consent”), and in respect of the Premises, all as listed above, the undersigned Guarantor hereby guarantees to said Landlord the full, prompt and faithful payment, performance and observance by said Tenant, of each and every warranty, covenant, agreement and obligation of said Tenant under the provisions of said Lease, it being understood and agreed that proceedings may be brought against the undersigned Guarantor under this Guaranty without first proceeding against said Tenant. The undersigned Guarantor does hereby waive demand and all suretyship defenses and defenses in the nature thereof, and agrees to remain bound notwithstanding that Tenant may be relieved of any obligations under the said Lease by operation of law or otherwise. No extensions of time granted to the Tenant for the payment of rent or other sums, or for the performance of any of the obligations of the Tenant or forbearance or delay on the part of Landlord to enforce any of the provisions, covenants, agreements, conditions, and stipulations of said Lease, or waiver by Landlord of any of said provisions, covenants, agreements, conditions, and stipulations, shall operate to release or discharge the Guarantor from its full liability under this Guaranty or prejudice the rights of Landlord hereunder. Without limiting the foregoing, in the event that Landlord’s rights to damages or other payments under the Lease are limited pursuant to the operation of Title 11 of the United States Code (the “Bankruptcy Code”), Guarantor shall remain fully liable for the amount which otherwise would have been payable to Landlord irrespective of such limitation. Guarantor waives any right to require that resort be had to any security.

The undersigned Guarantor hereby agrees that in any action seeking to enforce this Guaranty or otherwise arising hereunder, service of process may be made upon the undersigned Guarantor in the Commonwealth of Massachusetts by delivery of process to the Guarantor’s address listed above, and the undersigned Guarantor hereby consents to

Guaranty (Campus)

such manner of service of process and to the jurisdiction of any State or Federal court located in the Commonwealth of Massachusetts. Guarantor will pay to Landlord all of Landlord’s expenses, including, but not limited to, reasonable attorneys’ fees incurred in enforcing this Guaranty.

This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors and legal representatives of Guarantor. The undersigned Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to: (i) any assignment or subletting, and during any period when Tenant, its assignees, successors or sublessees are occupying the premises described in the Lease, unless Landlord has released Tenant from its obligations under the Lease in connection with an assignment, (ii) any extension or renewal of the term of the Lease which is effected pursuant to the provisions of the Lease, and (iii) the demise of any additional premises which is effected pursuant to the provisions of the Lease. In addition, Guarantor confirms and agrees that it shall be deemed to have consented to any alterations or improvements made by Tenant, its assignees or sublessees in the premises (“Tenant Alterations”) and that Guarantor shall not be relieved of any of its obligations under the Lease by reason of any Tenant Alterations, whether or not the same have been approved by either Landlord or Guarantor.

The undersigned warrants and represents to Landlord, as an inducement to the Landlord to execute the Consent, that it has the legal right and capacity to execute this Guaranty, and that it owns, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of Tenant. In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then the undersigned shall be deemed to be the Tenant under the within Lease with the same force and effect as if the undersigned were expressly named a joint tenant therein.

[signature and notarization on next page]

Guaranty (Campus)

SIGNED under seal this 18th day of October, 2007.

GUARANTOR:

HOLOGIC, INC.,

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President Finance and Administration and Treasurer Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 18th day of October, 2007, before me, the undersigned notary public, personally appeared Glenn P. Muir, proved to me through satisfactory evidence of identification, which were a Massachusetts driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as Executive Vice President Finance and Administration and Treasurer for Hologic, Inc.

/s/ Phyllis A. Thomas
Notary Public
My commission expires: 1/9/2009

[seal]

Guaranty (Campus)